                         FIFTH RESTATED LOAN AGREEMENT

                                     AMONG

                         CLAYTON WILLIAMS ENERGY, INC.,
                                WARRIOR GAS CO.,
                            CWEI ACQUISITIONS, INC.,
                             BANK ONE, TEXAS, N.A.,
                                 BANQUE PARIBAS
                                      AND
                       THE FIRST NATIONAL BANK OF CHICAGO




                                 JULY 18, 1996

                         FIFTH RESTATED LOAN AGREEMENT
                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   Definitions.     . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.   Commitments of the Banks.  . . . . . . . . . . . . . . . . . . . . .   11
     (a)  Terms of Revolving Commitment   . . . . . . . . . . . . . . . .   11
     (b)  Refinancing of Term Commitment  . . . . . . . . . . . . . . . .   11
     (c)  Letters of Credit   . . . . . . . . . . . . . . . . . . . . . .   11
     (d)  Procedure for Advances on the Revolving Loan  . . . . . . . . .   13
     (e)  Procedure for Obtaining Letters of Credit.  . . . . . . . . . .   13
     (f)  Several Obligations.  . . . . . . . . . . . . . . . . . . . . .   14

3.   Notes Evidencing Loans.  . . . . . . . . . . . . . . . . . . . . . .   14
     (a)  Form of Revolving Notes   . . . . . . . . . . . . . . . . . . .   14
     (b)  Interest Rates    . . . . . . . . . . . . . . . . . . . . . . .   14
     (c)  Payment of Interest   . . . . . . . . . . . . . . . . . . . . .   15
     (d)  Payment of Principal    . . . . . . . . . . . . . . . . . . . .   15
     (e)  Issuance of Additional Notes    . . . . . . . . . . . . . . . .   15

4.   Interest Rates.  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (a)  Options   . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (b)  Interest Rate Determination   . . . . . . . . . . . . . . . . .   16
     (c)  Conversion Option   . . . . . . . . . . . . . . . . . . . . . .   16
     (d)  Recoupment  . . . . . . . . . . . . . . . . . . . . . . . . . .   16

5.   Special Provisions Relating to Eurodollar Loans  . . . . . . . . . .   17
     (a)  Unavailability of Funds or Inadequacy of Pricing  . . . . . . .   17
     (b)  Reserve Requirements  . . . . . . . . . . . . . . . . . . . . .   17
     (c)  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     (d)  Change in Laws  . . . . . . . . . . . . . . . . . . . . . . . .   18
     (e)  Option to Fund  . . . . . . . . . . . . . . . . . . . . . . . .   18
     (f)  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . .   19

6.   Collateral Security.   . . . . . . . . . . . . . . . . . . . . . . .   19

7.   Borrowing Base.  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     (a)  Initial Borrowing Base.   . . . . . . . . . . . . . . . . . . .   20
     (b)  Subsequent Determinations of Borrowing Base.  . . . . . . . . .   20
     (c)  Voluntary Decreases in Borrowing Base.  . . . . . . . . . . . .   21
     (d)  Monthly Commitment Reduction.   . . . . . . . . . . . . . . . .   21

8.   Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     (a)  Unused Portion Fee  . . . . . . . . . . . . . . . . . . . . . .   21
     (b)  Borrowing Base Increase Fee.  . . . . . . . . . . . . . . . . .   21
     (c)  Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . .   22
     (d)  Agency Fee.   . . . . . . . . . . . . . . . . . . . . . . . . .   22

9.   Prepayments.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     (a)  Voluntary Prepayments.  . . . . . . . . . . . . . . . . . . . .   22
     (b)  Mandatory Prepayment.   . . . . . . . . . . . . . . . . . . . .   22

10.  Representations and Warranties.    . . . . . . . . . . . . . . . . .   23
     (a)  Creation and Existence.   . . . . . . . . . . . . . . . . . . .   23
     (b)  Power and Authorization.  . . . . . . . . . . . . . . . . . . .   23
     (c)  Binding Obligations.  . . . . . . . . . . . . . . . . . . . . .   23
     (d)  No Legal Bar or Resultant Lien.   . . . . . . . . . . . . . . .   23
     (e)  No Consent.   . . . . . . . . . . . . . . . . . . . . . . . . .   23
     (f)  Financial Condition.  . . . . . . . . . . . . . . . . . . . . .   24
     (g)  Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . .   24
     (h)  Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . .   24
     (i)  Taxes; Governmental Charges.  . . . . . . . . . . . . . . . . .   24
     (j)  Titles, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   24
     (k)  Defaults.   . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     (l)  Casualties; Taking of Properties.   . . . . . . . . . . . . . .   25
     (m)  Use of Proceeds; Margin Stock.  . . . . . . . . . . . . . . . .   25
     (n)  Location of Business and Offices.   . . . . . . . . . . . . . .   26
     (o)  Compliance with the Law.  . . . . . . . . . . . . . . . . . . .   26
     (p)  No Material Misstatements.  . . . . . . . . . . . . . . . . . .   26
     (q)  ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     (r)  Public Utility Holding Company Act.   . . . . . . . . . . . . .   26
     (s)  Environmental Matters.  . . . . . . . . . . . . . . . . . . . .   26
     (t)  Guarantor.  . . . . . . . . . . . . . . . . . . . . . . . . . .   27

11.  Conditions of Lending.   . . . . . . . . . . . . . . . . . . . . . .   27

12.  Affirmative Covenants.   . . . . . . . . . . . . . . . . . . . . . .   28
     (a)  Financial Statements and Reports.   . . . . . . . . . . . . . .   28
     (b)  Certificates of Compliance.   . . . . . . . . . . . . . . . . .   30
     (c)  Taxes and Other Liens.  . . . . . . . . . . . . . . . . . . . .   30
     (d)  Compliance with Laws.   . . . . . . . . . . . . . . . . . . . .   31
     (e)  Further Assurances.   . . . . . . . . . . . . . . . . . . . . .   31
     (f)  Performance of Obligations.   . . . . . . . . . . . . . . . . .   31
     (g)  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     (h)  Accounts and Records.   . . . . . . . . . . . . . . . . . . . .   32
     (i)  Right of Inspection.  . . . . . . . . . . . . . . . . . . . . .   32

     (j)  Notice of Certain Events.   . . . . . . . . . . . . . . . . . .   32
     (k)  ERISA Information and Compliance.   . . . . . . . . . . . . . .   33
     (l)  Environmental Reports and Notices.  . . . . . . . . . . . . . .   33
     (m)  Maintenance.  . . . . . . . . . . . . . . . . . . . . . . . . .   33
     (n)  Title Matters.  . . . . . . . . . . . . . . . . . . . . . . . .   33
     (o)  Curative Matters.   . . . . . . . . . . . . . . . . . . . . . .   34
     (p)  Additional Collateral.  . . . . . . . . . . . . . . . . . . . .   34

13.  Negative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . .   34
     (a)  Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (b)  Debts, Guaranties and Other Obligations.  . . . . . . . . . . .   34
     (c)  Current Ratio   . . . . . . . . . . . . . . . . . . . . . . . .   35
     (d)  Ratio of Cash Flow to Debt Service.   . . . . . . . . . . . . .   36
     (e)  Limitation on Sale of Collateral.   . . . . . . . . . . . . . .   36
     (f)  Mergers and Consolidations.   . . . . . . . . . . . . . . . . .   36
     (g)  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . .   36
     (h)  Loans or Advances.  . . . . . . . . . . . . . . . . . . . . . .   36
     (i)  Hedging Transactions.   . . . . . . . . . . . . . . . . . . . .   37
     (j)  Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     (k)  Investments   . . . . . . . . . . . . . . . . . . . . . . . . .   37
     (l)  Change of Control   . . . . . . . . . . . . . . . . . . . . . .   38
     (m)  Minimum Tangible Net Worth.   . . . . . . . . . . . . . . . . .   38
     (n)  Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . .   38

14.  Events of Default.   . . . . . . . . . . . . . . . . . . . . . . . .   38

15.  Exercise of Rights.    . . . . . . . . . . . . . . . . . . . . . . .   40

16.  Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

17.  The Agent and the Banks  . . . . . . . . . . . . . . . . . . . . . .   41
     (a)  Appointment and Authorization.  . . . . . . . . . . . . . . . .   41
     (b)  Note Holders.   . . . . . . . . . . . . . . . . . . . . . . . .   41
     (c)  Consultation with Counsel.  . . . . . . . . . . . . . . . . . .   42
     (d)  Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     (e)  Resignation or Removal of Agent   . . . . . . . . . . . . . . .   42
     (f)  Responsibility of Agent   . . . . . . . . . . . . . . . . . . .   42
     (g)  Independent Investigation   . . . . . . . . . . . . . . . . . .   44
     (h)  Indemnification   . . . . . . . . . . . . . . . . . . . . . . .   44
     (i)  Benefit of Section 17   . . . . . . . . . . . . . . . . . . . .   45
     (j)  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . .   45
     (k)  Interests of Banks  . . . . . . . . . . . . . . . . . . . . . .   45
     (l)  Failure By Any Bank to Provide Funds to Agent   . . . . . . . .   45

18.  Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

19.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

20.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

21.  Invalid Provisions.  . . . . . . . . . . . . . . . . . . . . . . . .   48

22.  Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . .   48

23.  Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

24.  Multiple Counterparts.   . . . . . . . . . . . . . . . . . . . . . .   48

25.  Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

26.  Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

27.  Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

28.  Assignment by Banks  . . . . . . . . . . . . . . . . . . . . . . . .   49

29.  Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . .   50

30.  Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                         FIFTH RESTATED LOAN AGREEMENT


         THIS FIFTH RESTATED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 18th day of July, 1996, by and among CLAYTON WILLIAMS ENERGY, INC, a Delaware corporation ("CWE"), WARRIOR GAS CO., a Texas corporation ("Warrior") (CWE and Warrior being hereinafter sometimes collectively referred to as "Borrower"), CWEI ACQUISITIONS, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), BANQUE PARIBAS, a French banking corporation ("Paribas") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNB"), (Bank One, Paribas and FNB each in their capacity as a lender hereunder together with each and every future holder of any note issued pursuant to this Agreement are hereinafter collectively referred to as "Banks" and individually as "Bank") and Bank One as "Agent".

                              W I T N E S S E T H:

         WHEREAS, as of May 26, 1993, Borrower, Bank One and Wells Fargo Bank, National Association ("Wells Fargo") entered into a Loan Agreement (the "Original Loan Agreement"), pursuant to the terms of which the Banks agreed to provide a $50,000,000 revolving loan facility to Borrower;

         WHEREAS, as of November 30, 1993, Borrower, Bank One and Wells Fargo entered into a Second Restated Loan Agreement to make certain changes to the Restated Loan Agreement (the "Second Restated Loan Agreement");

         WHEREAS, as of June 6, 1994, Borrower, Bank One and Wells Fargo entered into a Third Restated Loan Agreement to make certain changes to the Second Restated Loan Agreement;

         WHEREAS, as of August 9, 1994, Borrower, Bank One and Wells Fargo entered into a First Amendment to Third Restated Loan Agreement to add Paribas as an additional Bank and to make certain other amendments to the Third Restated Loan Agreement;

         WHEREAS, as of December 22, 1995, Borrower, Bank One, Wells Fargo and Paribas entered into a Second Amendment to Third Restated Loan Agreement to make certain changes to the Third Restated Loan Agreement;

         WHEREAS, as of June 2, 1995, Borrower, Bank One, Paribas and NBD Bank ("NBD") entered into a Fourth Restated Loan Agreement to add NBD as an additional Bank to replace Wells Fargo and to make certain other amendments to the Third Restated Loan Agreement;

         WHEREAS, as of December 31, 1995, Borrower, Bank One, Paribas and NBD entered into a First Amendment to Fourth Restated Loan Agreement to make certain changes therein;

         WHEREAS, as of March 11, 1996, Borrower, Bank One, Paribas and NBD entered into a Second Amendment to Fourth Restated Loan Agreement to make certain additional changes to the Fourth Restated Loan Agreement;

         WHEREAS, FNB is the successor by assignment to the rights and obligations herein of NBD;

         WHEREAS, Borrower, Bank One, Paribas and FNB have agreed to renew, extend and consolidate the term loans and revolving loans outstanding at the Effective Date into a reducing revolver loan facility and to make certain additional amendments to the Fourth Restated Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Borrower", "Guarantor", "FNB", "Bank One", "NBD", "Paribas", "Wells Fargo" and "Banks" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

                 (a)      Advance or Advances - A loan or loans hereunder.

                 (b) Base Rate - The fluctuating rate of interest per annum established from time to time by Bank One as its Base Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Bank One may charge on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

                 (c) Base Rate Interest Period - With respect to any Advance on the Revolving Loan which is a Base Rate Loan, the period ending on the last Business Day of each month; provided, however, that
         (A) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (B) if any Base Rate Interest Period would otherwise end after the Maturity Date such Interest Period shall end on the Maturity Date.

                 (d) Base Rate Loans - Any loan during any period which bears interest at the Base Rate or which would bear interest at the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

                 (e) Base Rate Margin - The fluctuating Base Rate Margin in effect from day to day shall be:

                          (i) one-half of one percent (1/2%) per annum whenever the Total Outstandings are greater than 75% of the Elected Borrowing Limit in effect at the time in question;

                          (ii) three-eighths of one percent (3/8%) per annum whenever the Total Outstandings are greater than 50%, but less than or equal to 75%, of the Elected Borrowing Limit in effect at the time in question;

                          (iii) one-fourth of one percent (1/4%) per annum whenever the Total Outstandings are greater than 25%, but less than or equal to 50%, of the Elected Borrowing Limit in effect at the time in question;

                          (iv) zero, whenever the Total Outstandings are 25% or less of the Elected Borrowing Limit in effect at the time in question.

                 (f) Borrowing Base - The value, determined by the Banks in accordance with their customary standards, assigned by the Banks from time to time to the Collateral less the aggregate amount of any outstanding CWE guarantees of Vendor Financings.

                 (g) Borrowing Base Deficiency - The term "Borrowing Base Deficiency" is used herein as defined in Section 9(b) hereof.

                 (h) Borrowing Date - The date elected by the Borrower pursuant to (i) Section 2(d) hereof for an Advance on the Revolving Loan or (ii) Section 4(c) hereof for a change in interest rate placement on the Revolving Loan.

                 (i) Business Day - The normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

                 (j) Cash Flow - The Williams Consolidated Entities' cash flow from operations before working capital changes, excluding cash flow attributable to Vendor Financing, calculated in accordance with GAAP for the four (4) previous consecutive fiscal quarters ending with the fiscal quarter at which such determination is made.

                 (k) Collateral - The term "Collateral" is used herein as defined in Section 6 hereof.

                 (l) Commitment Percentage - The percentage of the Revolving Commitment that each Bank is severally obligated to fund hereunder, which, as of the date of this Agreement is:

             BANK ONE, TEXAS, N.A.                              50%
             BANQUE PARIBAS                                     25%
             THE FIRST NATIONAL BANK OF CHICAGO                 25%

                 (m) Current Assets - The sum of the Williams Consolidated Entities' current assets, determined in accordance with GAAP, plus any unused portion of the Elected Borrowing Limit and less any current assets attributable to Vendor Financing transactions.

                 (n) Current Liabilities - The total of the Williams Consolidated Entities' current liabilities, determined in accordance with GAAP, excluding therefrom (i) trade and revenue payables arising from Vendor Financings, and (ii) current maturities outstanding under the Notes and the Subordinated Notes.

                 (o) Debt Service - At the end of each fiscal quarter, the sum of (i) the current portion of all notes payable as defined by GAAP (excluding amounts outstanding on the Revolving Commitment and the Subordinated Debt), plus (ii) the sum of the Monthly Commitment Reductions for the applicable months during such fiscal quarter, plus
         (iii) the sum of all amounts paid or payable by Borrower during such fiscal quarter as a result of its election made pursuant to Section 9(b)(C).

                 (p)      Effective Date - The date of this Agreement.

                 (q) Elected Borrowing Limit - The term "Elected Borrowing Limit" is used herein as defined in Section 7(c) hereof.

                 (r) Engineered Value - The term "Engineered Value" is used herein as defined in Section 12(p) hereof.

                 (s) Environmental Laws - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A.
         Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A.
         Section 6901, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., and all other laws relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

                 (t) Environmental Liability - Any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which would individually or in the aggregate have a Material Adverse Effect.

                 (u) Environmental Lien - A Lien in favor of any court, governmental agency or instrumentality or any other person (i) for any liability under any Environmental Law or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

                 (v) ERISA - The Employee Retirement Income Security Act of 1974, as amended.

                 (w) Eurodollar Business Day - A Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

                 (x) Eurodollar Interest Period - With respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending thirty (30), sixty (60), ninety
         (90), one hundred twenty (120) or one hundred eighty (180) days thereafter as selected by the Borrower pursuant to Section 4(a)(ii) and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending thirty (30), sixty (60), ninety (90), one hundred twenty (120) or one hundred eighty (180) days thereafter, as selected by the Borrower pursuant to Section 4(a)(ii); provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day,
         (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

                 (y) Eurodollar Loan - Any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                 (aa) Eurodollar Margin - The fluctuating Eurodollar Margin in effect from day to day shall be:

                          (i) two percent (2.0%) per annum whenever the Total Outstandings are greater than 75% of the Elected Borrowing Limit in effect at the time in question;

                          (ii) one and three-quarters percent (1.75%) per annum whenever the Total Outstandings are greater than 50%, but less than or equal to 75%, of the Elected Borrowing Limit in effect at the time in question;

                          (iii) one and one-half percent (1.50%) per annum whenever the Total Outstandings are greater than 25%, but less than or equal to 50%, of the Elected Borrowing Limit in effect at the time in question;

                          (iv) one and one-quarter percent (1.25%), whenever the Total Outstandings are 25% or less of the Elected Borrowing Limit in effect at the time in question.

                 (bb) Eurodollar Rate - With respect to each Eurodollar Interest Period, the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Agent (at approximately 10:00 a.m., Dallas, Texas time three Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Eurodollar Rate by the Agent shall, in the absence of error, be conclusive and binding.

                 (cc) Event of Default - The term "Event of Default" is used herein as defined in Section 14 hereof.

                 (dd) Financial Statements - The Williams Consolidated Entities' consolidated balance sheets, income statements and statements of cash flow prepared in accordance with GAAP.

                 (ee) GAAP - Generally accepted accounting principles, consistently applied.

                 (ff) Good and Defensible Title - Title held by the Borrower and Guarantor that is free from defects as would cause a reasonable doubt in the mind of a reasonable and prudent purchaser in the area where the Collateral is situated and cause him if he were purchasing such Collateral to refuse to accept such Collateral at its full agreed value. The title of Borrower and Guarantor may be subject to drilling obligations in leases, farmout agreements, operating agreements, covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which collectively do not interfere with the occupation, use and enjoyment of such Collateral in the normal course of business as presently conducted or contemplated to be conducted by Borrower and Guarantor or materially impair the value thereof for such business.

                 (gg) Hedging Transactions - Any contract, agreement or transaction for the hedging or forward sale of crude oil and/or natural gas including but not limited to transactions involving swaps, caps, collars, floors and futures transactions.

                 (hh) Interest Payment Date - The earlier of (i) the last day of each Interest Period or (ii) the last day of each calendar quarter.

                 (ii) Interest Period - Any Base Rate Interest Period, or Eurodollar Interest Period.

                 (jj) Letters of Credit - The term "Letters of Credit" is used herein as defined in Section 2(c) hereof.

                 (kk) Lien - Any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

                 (ll) Loan Documents - This Agreement, the Note, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

                 (mm) Majority Banks - Banks holding at least 66-2/3% ownership of the Revolving Commitment, which shall include the Agent.

                 (nn) Material Adverse Effect - Any Material Adverse Effect on the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower and Guarantor, taken as a whole, from those reflected in the Financial Statements of Borrower and Guarantor or from the facts represented or warranted in this Agreement or any other Security Instrument.

                 (oo)     Maturity Date - July 31, 1999.

                 (pp) Maximum Rate - At the particular time in question, the maximum rate of interest which, under applicable law, may then be charged. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each such change in the Maximum Rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

                 (qq) Monthly Commitment Reduction - The term "Monthly Commitment Reduction" is used herein as defined in Section 7(d) hereof.

                 (rr) Negative Pledge Property - All producing oil and gas properties and interests, from time to time, of Borrower or Guarantor which are not mortgaged or pledged to the Banks.

                 (ss) Net Income - The Williams Consolidated Entities' Net Income determined in accordance with GAAP.

                 (tt)     Notes - The Revolving Notes.

                 (uu) Notice of Borrowing - The term "Notice of Borrowing" is used herein as defined in Section 2(d) hereof.

                 (vv) Oil and Gas Properties - All oil, gas and mineral properties and interests, and related personal properties, in which Borrower or Guarantor has granted and hereinafter grants (to the satisfaction of Agent) to Banks a first and prior lien and security interest.

                 (ww)     Permitted Liens - The term Permitted Lien shall mean
         (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by Borrower or Guarantor with respect to the Oil and Gas Properties if the net cumulative effect of such burdens does not operate to deprive Borrower or Guarantor of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests); (ii) statutory liens, including liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or Guarantor has set aside on its books adequate reserves in accordance with GAAP); (iii) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's or Guarantor's assets or properties; (iv) materialmen's, mechanic's, repairman's, employee's, contractor's, sub-contractor's, operator's and other Liens incidental to the construction, maintenance, development or operation of Borrower's or Guarantor's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or Guarantor has set aside on its books adequate reserves in accordance with GAAP); (v) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's or Guarantor's assets and properties which were in existence at the time Borrower's or Guarantor's assets and properties were originally acquired by Borrower or Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's or Guarantor's assets and properties, considered in the aggregate; (vi) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (vii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; (viii) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's or Guarantor's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (ix) landlords liens; (x) liens created by or pursuant to this Agreement or the Security Instruments;
         (xi) liens existing at the date of this Agreement which have been disclosed to Banks in Borrower's or Guarantor's Financial Statements or identified on Exhibit "C" hereto; (xii) liens arising from indebtedness incurred by Borrower or Guarantor, which indebtedness is described in Section 13(b); and (xiii) Liens securing the Subordinated Debt. Provided, however, that the definition of the term "Permitted Liens" does not include liens of any kind or character which are prior by perfection to the liens on the Collateral held by the Banks, or which may, by operation of law, become prior to such liens held by the Banks.

                 (xx) Person - An individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 (yy) Plan - Any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its respective employees.

                 (zz)     Revolving Commitment - Subject to the provisions of
         Section 2(a) hereof, as to all Banks, the lesser of (i) $100,000,000.00 or (ii) the Elected Borrowing Limit, and as to each Bank its obligation to make a Revolving Loan in the amount of the lesser of (i) its Commitment Percentage times $100,000,000, or (ii) its Commitment Percentage times the Elected Borrowing Limit.

                 (aaa) Revolving Loan - Loan or loans made under the Revolving Commitment pursuant to Section 2(a) hereof.

                 (bbb) Revolving Notes - The $50,000,000 Renewal Revolving Note, dated the Effective Date, payable to Bank One, the $25,000,000 Renewal Revolving Note, dated the Effective Date, payable to Paribas, and the $25,000,000 Renewal Revolving Note, payable to FNB, dated the Effective Date.

                 (ccc) Security Instruments - The term Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements and Assignments of Production and Financing Statements, and other collateral documents covering certain of Borrower's and Guarantor's oil, gas and mineral properties and interest, and related personal property, and all amendments and supplements thereof, all pledge agreements covering stock and notes, and other collateral documents covering other collateral, all such documents to be in form and substance satisfactory to Agent.

                 (ddd) Subsidiaries - Warrior, Clajon Industrial Gas, Inc., Guarantor, Clayton Williams Argentina, Inc., Clayton Williams Trading Company and any other corporation or entity of which voting securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time owned directly or indirectly by Borrower.

                 (eee) Subordination Agreement - That certain Subordination Agreement dated as of June 2, 1995 and executed by CWE, Guarantor and Bank One, as Subordinated Lender, and the Banks, as Senior Lenders.

                 (fff) Subordinated Debt - The $5,500,000 subordinated loan made pursuant to the Subordinated Loan Agreement.

                 (ggg) Subordinated Loan Agreement - That certain Subordinated Loan Agreement among CWE, Guarantor and Bank One, dated as of June 1, 1995, pursuant to which the Subordinated Debt is to be incurred.

                 (hhh) Subordinated Notes - The subordinated notes issued pursuant to the Subordinated Loan Agreement.

                 (iii) Tangible Net Worth - An amount equal to the total shareholder's equity shown on the consolidated balance sheet of the Williams Consolidated Entities, less all intangible assets including, but not limited to, good will, all as determined in accordance with GAAP.

                 (jjj) Total Outstandings - As of any date, the total principal balance outstanding on the Notes plus the total face value of all outstanding Letters of Credit.

                 (kkk) Unused Portion Fee - The term "Unused Portion Fee" is used herein as defined in Section 8(a) hereof.

                 (lll) Vendor Financings - Non-recourse vendor financings by CWE or its Subsidiaries for services, equipment or materials on other than customary trade payable terms.

                 (mmm) Williams Consolidated Entities - CWE and its Subsidiaries which are consolidated with it under GAAP.

         2.      COMMITMENTS OF THE BANKS.

                 (a) Terms of Revolving Commitment. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to Borrower from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. Provided, however, that notwithstanding anything to the contrary contained herein, but subject to the right of Borrower under Section 9(b) hereof, the Total Outstandings, as of any date, shall never exceed the lesser of (i) $100,000,000.00, or (ii) the Borrowing Base. The obligation of each Bank to make Advances under the Revolving Commitment shall be limited to such Bank's Commitment Percentage of such Advance. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default. Borrower shall have the option pursuant to Section 4 hereof to determine whether Advances hereunder shall be made as Base Rate Loans or Eurodollar Loans; provided, however, that Borrower shall not have the option to elect a Eurodollar Loan at any time when less than $5,000,000 in Base Rate Loans are outstanding. Each Advance made as a Base Rate Loan shall be an aggregate amount of at least $100,000 or a whole number multiple thereof. Each Advance made as a Eurodollar Loan shall be in an aggregate amount of at least $250,000, or in integral multiples thereof. No more than two (2) Eurodollar traunches may be outstanding at any time.

                 (b) Refinancing of Term Commitment. The term loans previously made by the Banks to the Borrower pursuant to the provisions of the Third and Fourth Restated Loan Agreements are, as of the Effective Date, being renewed, extended and consolidated into the Revolving Commitment and the Revolving Commitment is being increased pursuant to the terms of this Fifth Restated Loan Agreement from $75,000,000 to $100,000,000.

                 (c) Letters of Credit. On the terms and conditions hereinafter set forth, Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of Borrower issue Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Ten Million Dollars ($10,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Revolving Commitment for Borrowing Base purposes and all payments made by Agent (or by another issuing Bank) on such Letters of Credit shall be considered as Advances under the Revolving Notes. The obligations of the Agent or any other issuing Bank on such Letters of Credit shall be secured by all of the Collateral. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower,
         (ii) have an expiration date not exceeding the earlier of (A) two (2) years from the date of their issuance, or (B) the Maturity Date, and
         (iii) contain such other terms and provisions as may be required by Agent or the issuing Bank. In the event that at the Maturity Date there are outstanding Letters of Credit with expiration dates beyond the Maturity Date, Borrower and Banks agree that all Collateral pledged to secure the Notes and the other obligations of Borrower hereunder and under the other documents executed in connection herewith shall continue to secure the obligations of Borrower to Agent or other issuing Bank on such outstanding Letters of Credit until such time as either (a) all such Letters of Credit have expired by their terms or (b) the Agent or other issuing Bank has received indemnification from a party satisfactory to the Agent or the other issuing Bank, as the case may be, as to Borrower's obligations under any such outstanding Letters of Credit. Each Bank (other than the Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, its Commitment Percentage of the Agent's liability under such Letter of Credit. Upon delivery by such Bank of funds to pay and discharge such liability, such Bank shall be treated as having purchased a participating interest in an amount equal to the amount of such funds delivered to the Agent by such Bank in the obligation of Borrower to reimburse Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit. Each such payment by such Bank shall be considered an Advance under its Note and shall bear interest at the rates specified in Section 4 hereof. The Borrower hereby unconditionally agrees to pay and reimburse the Agent for its own account and for the account of each Bank providing funds for the purchase of a participation in such Letter of Credit for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(d) hereof.

                 (d) Procedure for Advances on the Revolving Loan. Whenever Borrower desires an Advance on the Revolving Loan, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of Base Rate Loans; and (ii) three (3) Eurodollar Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if a Base Rate Loan shall be a Business Day, and if a Eurodollar Loan, a Eurodollar Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the borrowing constituting Base Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed borrowing is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and (v) the date upon which disbursement is required. Upon receipt of such notice, Agent shall advise each Bank thereof. Not later than 1:00 p.m., Dallas, Texas time, on the date upon which the Advance is to be made, each Bank shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, in immediately available funds, its pro rata share of the requested Advance. Not later than 2:00 p.m., Dallas, Texas time, on the date for which the Advance was requested, Agent shall make available to Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to Borrower in acting upon any notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(d). Upon funding of Advances by Banks in accordance with this Agreement pursuant to any such notice, Borrower shall have effected Advances hereunder.

                 (e) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(c) shall be designated by Borrower's written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit on the customary forms of the Agent pertaining to such Letters of Credit. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the amount of the outstanding Letters of Credit exceed Ten Million Dollars ($10,000,000.00) or (B) the amount thereof when added to the amount of all outstanding Letters of Credit and all amounts outstanding under the Notes would exceed the Revolving Commitment. Borrower agrees to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) at the rate of the greater of (i) 1 1/2% per annum on the maximum face amount of the Letter of Credit or (ii) $400.00. Such commission shall be payable prior to the issuance of the Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

                 (f) Several Obligations. The obligations of the Banks under the Revolving Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall ever be required to lend hereunder any amount in excess of its legal lending limit.

         3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

                 (a) Form of Revolving Notes - The Revolving Loan shall be evidenced by three Revolving Notes in the total amount of $100,000,000, one in the amount of $50,000,000 payable to Bank One, one in the amount of $25,000,000 payable to Paribas and one in the amount of $25,000,000 payable to FNB. Copies of the Revolving Notes are attached hereto as Exhibits "B", "B-1" and "B-2". Notwithstanding the principal amount of the Revolving Notes, as stated on the face thereof, the actual principal amount due from Borrower to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Interest in respect thereof shall be payable only for the period during which the Revolving Loan evidenced thereby is outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loan.

                 (b) Interest Rates - The unpaid principal balance of the Revolving Notes shall bear interest from time to time at a rate of interest determined from time to time depending on the option or options selected by Borrower pursuant to Section 4(a) hereof.

                 (c) Payment of Interest - Interest on the Notes shall be payable as specified in Section 4 hereof.

                 (d) Payment of Principal - The entire unpaid principal balance of the Revolving Notes shall be due and payable on the Maturity Date.

                 (e) Issuance of Additional Notes - At the Effective Date there shall be outstanding three Revolving Notes, one in the face amount of $50,000,000, payable to the order of Bank One, one in the face amount of $25,000,000, payable to the order of Paribas and one in the face amount of $25,000,000 payable to the order of FNB. From time to time during the period from the Effective Date to the Maturity Date, additional Notes may be issued to the Banks and other Banks as such other Banks become parties to this Agreement. The face amount of each such new Revolving Note shall be in an amount equal to the Commitment Percentage of such Bank times $100,000,000. The aggregate face amount of all such Revolving Notes issued and outstanding as of any date shall never exceed $100,000,000. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's commitment hereunder.

         4.      INTEREST RATES.

                 (a)      Options.

                                  (i) Base Rate Loans. Borrower agrees to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or
                          (ii) the sum of the Base Rate plus the Base Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(d) hereof, the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

                                  (ii)     Eurodollar Loans.  Borrower agrees
                          to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) sum of the Eurodollar Rate plus the Eurodollar Margin. Interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Upon three (3) Eurodollar Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a 30, 60, 90, 120 or 180 day period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

                 (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Revolving Loan hereunder. The Agent shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                 (c) Conversion Option. Borrower may elect from time to time (i) to convert all of any part of its Eurodollar Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on either of the Notes.

                 (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Notes equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or 4(a)(ii), as the case may be, had at all times been in effect.

         5.      SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS.

                 (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Eurodollar Loan, Agent
         (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to Agent in the London interbank market; or
         (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to the Banks of maintaining or funding the Eurodollar Loans for such Interest Period, the obligations of the Banks to make the Eurodollar Loans, as the case may be, shall be suspended until such time as Agent in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If Agent shall make such determination it shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar Loans, as the case may be, owed to Banks, without penalty, on the last day of the current Interest Period or convert the same to Base Rate Loans in the case of Eurodollar Loans on the last day of the then current Interest Period for such Eurodollar Loan.

                 (b) Reserve Requirements. In the event of any change in any applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over the Banks or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan or loans, or any other reserve, special deposit, or some requirements against assets to, deposits with or for the account of, or credit extended by, the Banks or shall impose on the Banks or the London interbank market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans and the result of any of the foregoing is to increase the cost to the Banks in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by the Banks hereunder, then Borrower shall pay to the Banks upon demand of the Banks as additional interest on the Revolving Notes evidencing the Eurodollar Loans such additional amount or amounts as will reimburse the Banks for such additional cost or such reduction. The Banks shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of any Bank setting forth the basis for the determination of such amount necessary to compensate Banks as aforesaid shall be delivered to

         Borrower and shall be conclusive as to such determination and such amount, absent error.

                 (c) Taxes. Both principal and interest on the Revolving Notes evidencing the Eurodollar Loans are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Revolving Notes evidencing the Eurodollar Loans or on any payment on the Revolving Notes evidencing the Eurodollar Loans made to the Banks, then, and in any such event, Borrower shall pay to the Banks upon demand of the Banks such additional amounts as may be necessary so that every net payment of principal and interest on the Revolving Notes evidencing the Eurodollar Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Eurodollar Loans are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to the Banks of principal of or interest on the Revolving Notes evidencing the Eurodollar Loans by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of Banks) then Borrower will pay the amount of loss to the extent that such loss is caused by such a change. The Banks shall give notice to Borrower upon becoming aware of the amount of any loss incurred by the Banks through enactment or promulgation of any such law which materially changes the basis of taxation of payments to the Banks. The Banks shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of any Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent error.

                 (d) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Banks to maintain or fund its Eurodollar Loans hereunder, then the Banks shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if the Banks may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Base Rate Loans.

                 (e) Option to Fund. The Banks shall have the option if the Borrower elects a Eurodollar Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of the Revolving Notes to which such Eurodollar Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder and under the Revolving Notes. The Banks shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Revolving Notes in any manner it sees fit, but all such determinations hereunder shall be made as if the Banks have actually funded and maintained that portion of the principal balance of the Revolving Notes to which a Eurodollar Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Revolving Notes to which such Eurodollar Loan is applicable and having a maturity corresponding to such Interest Period. The Banks may fund the outstanding principal balance of the Revolving Notes which is to be subject to any Eurodollar Loan from any branch or office of the Banks as the Banks may designate from time to time.

                 (f) Indemnity. Borrower shall indemnify and hold harmless the Banks against all reasonable and necessary out-of-pocket costs and expenses (which costs and expenses are not intended to include, without limitation, any loss sustained by the Banks in connection with the borrowing or reemployment of funds with respect to any Eurodollar Loan) which the Banks may sustain (i) as a result of the making of any loan or loans as a Eurodollar Loan, or (ii) as a consequence of any default by Borrower under this Agreement.

         6. COLLATERAL SECURITY. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modification and renewals thereof, and substitutions therefore, Borrower has heretofore granted and assigned to the Agent, for the ratable benefit of the Banks, a first and prior security interest and lien on the Oil and Gas Properties, the stock of the Subsidiaries, and the other collateral. Guarantor has heretofore executed and delivered its guaranty agreement guaranteeing the prompt payment and performance of Borrower's obligations hereunder and under the Notes. As security for the performance of its guaranty agreement, Guarantor has heretofore granted to Agent, for the ratable benefit of Banks, a first and prior lien on its Oil and Gas Properties. Guarantor shall execute this Agreement to confirm its consent to (i) the execution of the Agreement by Borrower, and (ii) the amendments contained therein. All Oil and Gas Properties, oil and gas related equipment, inventory and receivables, stock, notes and other collateral in which Borrower or Guarantor has heretofore or hereafter grants to the Agent, for the ratable benefit of the Banks, a first and prior lien (to the satisfaction of the Banks) in accordance with this
Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

         The granting and assigning of such security interests and liens by Borrower shall be pursuant to Security Instruments in form and substance satisfactory to the Agent. Borrower and Guarantor shall furnish to the Agent the mortgage and title opinions and other documents satisfactory to Agent with respect to the title and lien status of its interests in such of the Oil and Gas Properties covered by the Security Instruments as required in Section 12(n) and (o) hereof. Borrower and Guarantor will cause to be executed and delivered to the Agent, for the ratable benefit of the Banks, in the future, additional Security Instruments if the Agent deems such are necessary to insure perfection or maintenance of their security interests and liens in the Collateral or any part thereof.

         7.      BORROWING BASE.

                 (a) Initial Borrowing Base. During the period from the date hereof to the next determination date, the Borrowing Base shall be $52,000,000.00.

                 (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by Banks at least semi-annually and the Banks may make a redetermination at any time and shall make a redetermination if and when requested by Borrower. In connection with each such determination of the Borrowing Base, the Banks shall also determine the Monthly Commitment Reduction. Such Borrowing Base and Monthly Commitment Reduction determinations shall be made on or before each November 20 and May 20, commencing November 20, 1996, the same to be effective as of each November 1 and May 1, commencing November 1, 1996, and at such other dates as determined at the discretion of Majority Banks. Borrower may likewise request more frequent Borrowing Base redeterminations and Banks shall make the same if and when requested. In making such determinations, Banks may utilize such reports and appraisals as Borrower may furnish to Banks through Agent under other provisions hereof with respect to the Collateral, including the information required pursuant to Section 12(a)(iii), (iv), (v) and (vi), together with such other data as Banks may deem appropriate under the then circumstance, including, without limitation, cash flow and projections of cash flow, provided that nothing herein shall be construed to require that Banks or Agent shall or should obtain and pay for any reports, appraisals or other data from third parties in connection therewith. Such determinations shall be made by Banks in accordance with their respective customary practices and standards for loans in similar amounts to borrowers similarly situated, at the times and under the circumstances then prevailing which are considered by each Bank in its discretion, subject only to the requirement that such determination shall be reasonable and made in good faith. If the Banks cannot otherwise agree on the Borrowing Base or Monthly Commitment Reduction, each Bank will submit in writing to the Agent its proposed Borrowing Base and Monthly Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set on the basis of the lowest Borrowing Base and highest Monthly Commitment Reduction proposed by any Bank.
         If at any time any of the Collateral is sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the proceeds, net of reasonable cost of said sale and any taxes relating thereto, received on the sale of such Collateral. If a non-scheduled Borrowing Base redetermination is made, such non-scheduled redetermined

         Borrowing Base shall become effective immediately upon Agent giving notice thereof to the Borrower. Provided, however, that no Bank shall ever have an obligation to designate a Borrowing Base or Monthly Commitment Reduction in an amount such that such Bank's Commitment Percentage thereof is in excess of its legal or internal lending limits.

                 (c)      Voluntary Decreases in Borrowing Base.  Within ten
         (10) Business Days after notification to Borrower of a Borrowing Base redetermination pursuant to the provisions of this Section 7, Borrower may notify Agent as to what portion of the Borrowing Base they desire access (the "Elected Borrowing Limit"). Thereafter, Borrower may obtain Revolving Loans which do not exceed the lesser of (i) $100,000,000, or (ii) the Elected Borrowing Limit until the next Borrowing Base redetermination, subject to the provisions of Section 9(b) hereof. If no such notification is received by Agent, the Elected Borrowing Limit shall be the lesser of $100,000,000 or the Borrowing Base as so determined.

                 (d) Monthly Commitment Reduction. The Borrowing Base shall be reduced as of the last day of each month after the Effective Date by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). Beginning July 31, 1996, the Monthly Commitment Reduction shall be $1,000,000 per month until redetermined pursuant to Section 7(b) hereof.

         8.      FEES.

                 (a) Unused Portion Fee. In consideration of the Revolving Commitment, Borrower shall pay to Agent, for the ratable benefit of Banks, an Unused Portion Fee (hereinafter referred to as the "Unused Portion Fee") equivalent to one-half of one percent (1/2%) per annum of the differential between the average Elected Borrowing Limit and the Total Outstandings for the preceding three months. The Unused Portion Fee shall be payable in arrears on the last Business Day of each January, April, July and October, commencing on July 31, 1996. All amounts due under Section 8(b) of the Fourth Restated Loan Agreement as of the Effective Date as Unused Portion Fees shall be paid to Agent for the ratable benefit of the Banks on the Effective Date. The final fee payment shall be due on the Maturity Date for any period then ending for which the Unused Portion Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such quarterly period, Borrower shall pay to Banks, on the date of such termination, the prorated portion of the total Unused Portion Fee due for such of the period in which such termination occurs.

                 (b) Borrowing Base Increase Fee. Borrower agrees to pay to Agent, for the ratable benefit of Banks, a Borrowing Base Increase Fee (hereinafter referred to as the "Borrowing Base Increase Fee") equal to one-half of one percent (.50%) of the amount of any increase in the Elected Borrowing Limit from the amount of the Elected Borrowing Limit as of the preceding determination date, said fee to be payable upon notice to Borrower of such increase.

                 (c) Letter of Credit Fee. Borrower agrees to pay to Agent, for the benefit of the Banks, commissions for issuing Letters of Credit in the amounts and at the rates set forth hereinabove in
         Section 2(e).

                 (d) Agency Fee. Borrower agrees to pay to Agent an Agency Fee for its services as Agent hereunder in an amount negotiated between Borrower and Agent.

         9.      PREPAYMENTS.

                 (a) Voluntary Prepayments. Borrower may at any time and from time to time, without penalty or premium, make voluntary prepayments in whole or in part on the Notes. Each such prepayment shall be made on at least one (1) Business Day's notice to Agent and shall be in an amount of $100,000 or any larger multiple thereof plus accrued interest thereon to the date of prepayment.

                 (b) Mandatory Prepayment. In the event the Total Outstandings ever exceed the Borrowing Base as determined by the Banks pursuant to Section 7 hereof (a "Borrowing Base Deficiency"), Borrower shall, within thirty (30) days after notification from Agent either
         (A) by instruments satisfactory in form and substance to Banks, provide the Banks with additional collateral with value and quality satisfactory to Banks in their sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess, or (C) prepay, without premium or penalty, the amount of such excess in five (5) equal monthly installments due and payable on the last Business Day of each of the next five (5) consecutive months, or (D) elect to convert the entire principal amount of the Notes to a term obligation with monthly installments of principal and interest due and payable on the last Business Day of each month from the date of such conversion to the Maturity Date, each such installment payment to be in the amount of accrued interest plus an amount of principal equal to the greater of
         (i) 1/36th of the outstanding balance on the date of conversion or
         (ii) an amount determined by dividing the principal amount outstanding on the date of the conversion by the estimated economic half-life of the Oil and Gas Properties expressed in terms of months, as determined by the Agent in its sole and absolute discretion reasonably exercised. Notwithstanding any of the foregoing, all unpaid principal and interest shall be due and payable on the Maturity Date. Provided, however, that in the event the Borrower elects option (C) above, the Borrowing Base Deficiency must be cured at the end of the installment period specified above or the entire outstanding principal balance due on the Notes shall immediately convert to a term loan payable in accordance with the payment provisions set forth in subsection (D) above. Provided, further, however, that during the five (5) month prepayment period specified in subsection (C) above, Borrower may elect at any time to convert to a term loan pursuant to subsection (D) above. The determination of whether Borrower has cured any such Borrowing Base Deficiency at the end of the installment period specified in (C) above, shall be made by the Banks in their sole and absolute discretion based upon an unscheduled Borrowing Base redetermination made pursuant to Section 7(b) of this Agreement.

         10. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, Borrower hereby represents and warrants to the Banks (which representations and warranties will survive the delivery of the Notes) that:

                 (a) Creation and Existence. Borrower and Guarantor are corporations duly organized and validly existing in good standing under the laws of their state of incorporation and are duly qualified as a foreign corporation in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower and Guarantor have all the power and authority to own their properties and assets and to transact the business in which they are engaged.

                 (b) Power and Authorization. Borrower and Guarantor have the power and requisite authority, and has taken all action necessary, to execute, deliver and perform the Loan Documents.

                 (c) Binding Obligations. This Agreement does, and the Notes and other Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the enforcement of creditors' rights and subject to availability of equitable remedies).

                 (d) No Legal Bar or Resultant Lien. The Notes and the Security Instruments, including this Agreement, do not and will not conflict with or violate any provisions of the articles of incorporation or bylaws of Borrower or Guarantor or, except as disclosed to Banks prior to the Effective Date hereof, any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or Guarantor, other than those contemplated by this Agreement which conflict, violation, creation or imposition is reasonably expected to have a Material Adverse Effect.

                 (e) No Consent. The execution, delivery and performance by Borrower or Guarantor of the Notes and the Security Instruments, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                 (f) Financial Condition. The Financial Statements of the Williams Consolidated Entities which have been delivered to Banks are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of the Williams Consolidated Entities as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Williams Consolidated Entities which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Exhibit "C" attached hereto. The Financial Statements which have been delivered to Banks have been prepared substantially in accordance with GAAP.

                 (g) Liabilities. Neither Borrower nor Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements or in Exhibit "D" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or Guarantor which is reasonably expected to have a Material Adverse Effect.

                 (h) Litigation. Except as described in the Financial Statements or as otherwise disclosed to the Banks in Exhibit "E" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower or Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                 (i) Taxes; Governmental Charges. Borrower and Guarantor have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

                 (j) Titles, Etc. Borrower and Guarantor have Good and Defensible title to all of the Collateral pledged or mortgaged by them except for defects which are not reasonably expected to have a Material Adverse Effect, free and clear of all liens or other encumbrances, except Permitted Liens; and Borrower and Guarantor, to the best of their knowledge after the exercise of such due diligence as a reasonable person would have done under the same or similar circumstances, have Good and Defensible Title to their other assets and properties (except for (i) undeveloped oil and gas properties, and (ii) defects which are not reasonably expected to have a Material Adverse Effect), free and clear of all liens or other encumbrances, except Permitted Liens.

                 (k) Defaults. Neither Borrower nor Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                 (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements delivered to Banks, neither the business nor the assets or properties of Borrower or Guarantor have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy that would reasonably be expected to have a Material Adverse Effect.

                 (m) Use of Proceeds; Margin Stock. The proceeds of the loans hereunder will be used by Borrower for working capital, acquisition, letters of credit and general corporate purposes. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation
         U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

                 Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                 (n) Location of Business and Offices. The principal place of business and chief executive offices of Borrower is located at the address stated in Section 16 hereof.

                 (o) Compliance with the Law. To the best of Borrower's and Guarantor's knowledge, they:

                          (i) are not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or Guarantor, or any of their assets or properties are subject; or

                          (ii) have not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

                 (p) No Material Misstatements. No information, exhibit or report furnished by Borrower or Guarantor to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

                 (q) ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower.

                 (r) Public Utility Holding Company Act. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (s) Environmental Matters. Except as disclosed on Exhibit "F", neither Borrower nor Guarantor (i) has received notice or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) to the knowledge of Borrower and Guarantor, have threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which would individually or in the aggregate have a Material Adverse Effect or (iii) have received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or Guarantor is or may be liable.

                 (t) Guarantor. CWE owns one hundred percent (100%) of the issued and outstanding equity securities of Guarantor.

         11.     CONDITIONS OF LENDING.

                 (a) The effectiveness of this Agreement and the obligation of the Banks to make the initial Advance under the Revolving Commitment shall be subject to the following conditions precedent:

                          (i) Execution and Delivery. Borrower shall have executed and delivered to the Agent this Agreement, the Notes, the Security Instruments and other required documents, and Guarantor shall have executed and delivered to the Agent its guaranty agreement, all in form and substance satisfactory to the Banks;

                          (ii) Corporate Resolutions and Incumbency. The Agent shall have received appropriate (i) corporate resolutions for each Borrower and Guarantor, and (ii) incumbency certificates for each Borrower and Guarantor;

                          (iii) SEC Filings. The Banks shall have received copies of all documents filed by Borrower with the Securities and Exchange Commission prior to the Effective Date;

                          (iv) No Event of Default. No Event of Default shall have occurred and be continuing;

                          (v) No Material Adverse Change. No material adverse change in the financial condition of the Borrower shall have occurred;

                          (vi) Other Documents. The Banks shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Banks or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Banks; and

                          (vii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Banks retained at the expense of Borrower.

                 (b) The obligation of the Banks to make any Advance (including the initial Advance) or issue any Letter of Credit on the Revolving Commitment shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                          (i) Representation and Warranties. With respect to any Advance, the representations and warranties of Borrower and Guarantor under this Agreement (excluding, however, the representations and warranties set forth in Sections 10(h) and 10(s) as to any matter which has theretofore been disclosed in writing by Borrower to the Banks, but as to which Borrower and Guarantor represent and warrant as of the date of the requested Advance or issuance of Letter of Credit that the matters so disclosed are not reasonably expected to have a Material Adverse Effect) are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                          (ii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                          (iii) Other Documents. The Banks shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Banks or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Banks; and

                          (iv) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Banks retained at the expense of Borrower.

         12. AFFIRMATIVE COVENANTS. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Banks. Without the prior written consent of the Banks, Borrower and Guarantor (to the extent applicable thereto) will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as any indebtedness or obligation of Borrower under the Loan Documents is outstanding or any part of the Revolving Commitment is in existence.

                 (a) Financial Statements and Reports. Borrower shall promptly furnish to the Banks from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Banks may reasonably request, and will furnish to the Banks:

                          (i) Annual Financial Statements - as soon as available, and in any event within one hundred and twenty
                 (120) days after the close of each fiscal year of the Williams Consolidated Entities, the annual audited Financial Statements of the Williams Consolidated Entities prepared Arthur Andersen & Co. or by another independent accounting firm satisfactory to Banks;

                          (ii) Quarterly Financial Statements - as soon as available, and in any event sixty (60) days after the end of each calendar quarter (except the last calendar quarter) of each year, the quarterly unaudited Financial Statements of the Williams Consolidated Entities;

                          (iii) Reserve Reports on Oil and Gas Properties - no later than November 1 of each year beginning November 1, 1996 and at such other times as Banks shall request, an internally generated engineering report covering reserve and income projections for all Oil and Gas Properties (including those owned by Guarantor), which reports shall have an effective date of September 30 of each year. Borrower shall also furnish Banks on or before May 1 of each year beginning May 1, 1997 reserve reports and income projections for all Oil and Gas Properties, which reserve reports shall have an effective date of January 1 of each year and shall be prepared by Williamson Petroleum Consultants, Inc. (or other reservoir engineering firm satisfactory to Banks), which January 1 effective date report shall be accompanied by internally generated information sufficient to allow such January 1 report and the information contained therein to be rolled forward to an effective date of March 31. All such engineering reports, shall be in a form acceptable to Banks and shall utilize oil and gas prices, escalation factors and discount rates currently then being used by Agent in its general petroleum lending business and shall state the amount of all outstanding sums due to operators of properties other than the customary lease operating expenses.

                          (iv) Monthly Operating and Production Reports. Borrower shall furnish Banks, within forty-five (45) days following the close of each month, oil and gas production reports (inclusive of prices received thereon), drilling and completion reports for the Williams Consolidated Entities, and accounts receivable and accounts payable aging reports, together with a certificate on behalf of Borrower, executed by a person duly authorized to execute such a certificate, that no Event of Default has occurred under the provisions of this

                 Agreement or any instrument pursuant hereto, or if an Event of Default has occurred, specifying the nature and the status thereof.

                          (v) Budgets and Projections. On each June 1 and December 1 Borrower shall furnish to Banks a budget and Cash Flow forecast for the Williams Consolidated Entities prepared on a twelve (12) month rolling forward basis with respect to their operations.

                          (vi) Monthly Hedging Report. Borrower shall furnish Banks, within forty-five (45) days following the close of each month, a report of Hedging Transactions, said information to be provided for both the subject month and on an aggregate basis for all such forward sales.

                          (vii) SEC Reports. As soon as available furnish Banks with copies of all filings by the Williams Consolidated Entities with the Securities and Exchange Commission.

                          (viii) Additional Information. Promptly upon request of the Banks from time to time any additional financial information or other information that the Banks may reasonably request.

         All such reports referred to in Subsection 12(a) above shall be in such detail as the Banks may reasonably request.

                 (b) Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to Subsection 12(a)(i) hereof and each of the quarterly Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Banks a certificate signed by a person duly authorized to execute such a certificate on behalf of Borrower
         (i) to the extent requested from time to time by the Banks, specifically affirming compliance of Borrower in all material respects with any of its representations or obligations under the Security Instruments; (ii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Section 13(c), 13(d) and 13(m) containing or accompanied by such financial or other details, information and material as the Banks may reasonably request to evidence such compliance; and (iii) certifying to the beneficial ownership of at least 20% of Borrower's stock by Clayton W. Williams Jr., and his affiliates (specifying such affiliates by name and providing the number of shares owned by each).

                 (c) Taxes and Other Liens. Borrower and Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or Guarantor or upon the income or any assets or property of Borrower or Guarantor or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of Borrower or Guarantor; provided, however, that neither Borrower nor Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower or Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

                 (d) Compliance with Laws. Borrower and Guarantor will observe and comply with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, where the violation or failure to observe would be reasonably expected to have a Material Adverse Effect.

                 (e) Further Assurances. Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Security Instruments, including this Agreement. Borrower and Guarantor at their sole expense will promptly execute and deliver to Banks upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

                 (f) Performance of Obligations. Borrower agrees to pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and Guarantor will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower or Guarantor under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

                 (g) Insurance. Borrower and Guarantor now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and Guarantor in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in amounts customary in the industry for similarly situated business and properties, and (iii) to provide for such other matters as the Banks may reasonably require. Borrower and Guarantor shall at all times maintain insurance in amounts customary in the industry for similarly situated business and properties with respect to the Collateral against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability.
         Borrower and Guarantor shall at all times maintain insurance with respect to the Collateral which shall insure Borrower and Guarantor against seepage and pollution expense if deemed economical in the reasonable discretion of Borrower and Guarantor. Additionally, Borrower shall at all times maintain adequate insurance with respect to all of their other assets and wells in accordance with prudent business practices.

                 (h) Accounts and Records. Borrower and Guarantor will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to their business and activities.

                 (i) Right of Inspection. Borrower and Guarantor will permit any officer, employee or agent of the Banks to examine Borrower's or Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Banks may reasonably request. Banks will use their best efforts to keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Banks' officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein.

                 (j) Notice of Certain Events. Borrower and Guarantor shall promptly notify the Banks if Borrower or Guarantor learns of the occurrence of (i) any event which constitutes, or with the passage of time would constitute, an Event of Default, together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower, or any of the assets or properties of Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between Borrower or Guarantor and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in its reasonable opinion could be expected to have a Material Adverse Effect.

                 (k) ERISA Information and Compliance. Borrower will promptly furnish to the Banks immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in
         Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                 (l) Environmental Reports and Notices. Borrower and Guarantor will deliver to the Banks (i) promptly upon its becoming available, one copy of each report sent by Borrower or Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law (excluding, however, reports filed with the Texas Railroad Commission or any similar state or federal agency in the ordinary course of conducting Borrower's business where the report does not disclose, or is not in response to allegations of, violation by Borrower of an Environmental Law), (ii) notice, in writing, promptly upon Borrower's or Guarantor's learning that either of them have received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower or Guarantor would have a duty to report to any court or government agency or instrumentality, or (z) the existence of any Environmental Lien on any properties or assets of Borrower or Guarantor, and Borrower or Guarantor shall immediately deliver a copy of any such notice to Banks.

                 (m) Maintenance. Borrower and Guarantor will, to the best of their ability, act prudently and in accordance with customary applicable industry standards in managing and operating their assets, properties, businesses and investments, and Borrower will use their best efforts to keep in good working order and condition, ordinary wear and tear excepted, all of Borrower's and Guarantor's assets and properties, including, but not limited to, the Collateral, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

                 (n) Title Matters. Within one hundred twenty (120) days after the date of this Agreement, Borrower or Guarantor will provide such title opinions on the Oil and Gas Properties, if any, being pledged to Agent for the ratable benefit of the Banks pursuant to Security Instruments executed as of the date of this Agreement as are requested by Agent. As to any Oil and Gas Properties hereafter pledged to Agent for the ratable benefit of Banks, Borrower or Guarantor will promptly (but in no event more than one hundred twenty (120) days following such pledges), furnish Agent with title opinions reasonably satisfactory to Agent, showing Good and Defensible Title of Borrower or Guarantor to such Oil and Gas Properties subject only to Permitted Liens.

                 (o) Curative Matters. Within ninety (90) days after receipt by Borrower or Guarantor from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower or Guarantor will either (i) provide such curative information, in form and substance satisfactory to Banks, or (ii) substitute oil and gas properties of value and quality satisfactory to the Banks for all Oil and Gas Properties for which such title curative was requested but upon which Borrower or Guarantor elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions satisfactory to the Banks covering the Oil and Gas Properties so substituted.

                 (p) Additional Collateral. Borrower agrees to regularly monitor engineering data covering all producing oil and gas properties and interests acquired by Borrower or Guarantor on or after the date hereof and to pledge or cause to be pledged such of the same to Agent for the ratable benefit of the Banks in substantially the form of the Security Instruments, as applicable, to the extent that the Banks shall at all times during the existence of the Revolving Commitment be secured by perfected liens and security interests covering (i) not less than ninety percent (90%) of the engineered value of all producing oil and gas properties of Borrower and Guarantor in the aggregate; and (ii) each and all such properties which have an engineered value of $100,000 or more. For the purposes of this
         Section 12(p), "Engineered Value" shall mean future net revenue discounted at ten percent (10%) per annum utilizing the set of pricing parameters used by the independent engineering firm in their then most current engineering report required pursuant to Section 12(a)(iii) hereof.

         13.     NEGATIVE COVENANTS.  A deviation from the provisions of this
Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Banks. Without the prior written consent of the Banks, Borrower and Guarantor (to the extent applicable thereto) will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as any indebtedness or obligation of Borrower under the Loan Documents is outstanding or any part of the Revolving Commitment is in existence.

                 (a) Liens. Neither Borrower nor Guarantor will create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens.

                 (b) Debts, Guaranties and Other Obligations. Neither Borrower nor any of its Subsidiaries (including Guarantor) will incur, create, assume or in any manner become or be liable in respect of any indebtedness, issue any preferred or other quasi-equity stock which requires the payment of a dividend thereon or the mandatory redemption thereof, or guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                          (i)     the Notes, or other indebtedness or
                 guarantees of Borrower disclosed in Exhibit "D" hereto;

                          (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

                          (iii) indebtedness incurred in the ordinary course of business, including, but not limited to, drilling, completing, leasing and reworking oil and gas wells;

                          (iv)    Hedging Transactions;

                          (v)     indebtedness owed by Non-Borrower
                 Subsidiaries to Borrower which is permitted hereunder;

                          (vi) Vendor Financing not to exceed $10,000,000 in the aggregate at any one time outstanding;

                          (vii) guarantees by CWE of Vendor Financings of its Subsidiaries, which guarantees shall never exceed $10,000,000 in the aggregate at any one time outstanding;

                          (viii) intercompany indebtedness among Borrower and Guarantor; or

                          (ix)    the Subordinated Debt.

                 (c) Current Ratio. For each calendar quarter hereafter during the remaining term of the Revolving Commitment, the Williams Consolidated Entities' ratio of Current Assets to Current Liabilities shall never be less than 1.0 to 1.0.

                 (d) Ratio of Cash Flow to Debt Service. For each calendar quarter hereafter during the remaining term of the Revolving Commitment beginning with the calendar quarter ending September 30, 1996, the Williams Consolidated Entities' ratio of Cash Flow to Debt Service shall never be less than 1.25 to 1.

                 (e) Limitation on Sale of Collateral. Neither Borrower nor Guarantor will sell, assign or discount any of the Collateral or Negative Pledge Property other than (i) sales of oil and gas production in the ordinary course of business, and (ii) sales or other disposition of obsolete equipment which are no longer needed for the ordinary business of Borrower or Guarantor or which are being replaced by equipment of at least comparable value and utility. If and as any of such Collateral or Negative Pledge Properties and interests are sold, conveyed or assigned during the term of the Revolving Commitment, Borrower or Guarantor will, as to cash received, prepay against the Notes or Guarantor's obligation under its guaranty agreement, as the case may be, the net proceeds of such sale after payment of any superior lien indebtedness and taxes relating thereto; and, as to properties and interests received in trade, if any, collaterally pledge the same to Agent for the ratable benefit of the Banks; and, as to any notes or other evidence of indebtedness received by Borrower or Guarantor from third parties as consideration for any such sale, conveyance or assignment, collaterally pledge the same to Agent for the ratable benefit of the Banks in substantially the form of the Security Instruments. Any such prepayment shall be applied pro rata to the principal due on the Revolving Notes until such Revolving Notes are paid in full, principal, interest and other amounts. Provided, however, that the Borrower and Guarantor may, without consent of Banks and Agent and without prepaying the Notes, sell Negative Pledge Properties where the sales proceeds from any such sale do not exceed $500,000 on an annual basis.

                 (f) Mergers and Consolidations. Neither Borrower nor Guarantor will merge or consolidate with any other entity or sell, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets or properties to any person or entity.

                 (g) Use of Proceeds. Borrower shall not use any of the proceeds of the loans to be made hereunder for the purpose of purchasing or carrying margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                 (h) Loans or Advances. Neither Borrower nor any Subsidiary shall make or permit to remain outstanding any loans or advances other than (i) normal and customary advances to employees, which shall not exceed $250,000 in the aggregate at any point in time,
         (ii) intercompany loans and advances among Borrower and Guarantor, or
         (iii) loans and advances by CWE to Subsidiaries provided that such loans and advances shall be treated as investments for the purposes of
         Section 13(k)(iv) or (v) hereof.

                 (i) Hedging Transactions. The Williams Consolidated Entities shall not enter into any Hedging Transactions (i) in amounts which exceed, in the aggregate, 100% of the Williams Consolidated Entities' estimated production from proved producing reserves existing as of the date of the execution of such Hedging Transactions, or (ii) the terms and provisions of which could require margin calls; or (iii) which are secured by any of the Collateral or the Negative Pledge Property.

                 (j) Dividends. Borrower will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stock owners, or make any distribution of its assets to its stockholders as such, except (i) repurchase or redemption of its stock in an amount not to exceed $2,000,000 in the aggregate and (ii) cash dividends paid on the stock of Borrower which shall not exceed, in any fiscal year, an amount equal to 50% of Borrower's net income for such fiscal year determined in accordance with GAAP, provided that immediately before and after giving effect thereto no (x) default or Event of Default or
         (y) Borrowing Base Deficiency, shall exist.

                 (k) Investments. Neither Borrower nor Guarantor shall make any investments in any person or entity, except that the foregoing restriction shall not apply to:

                          (i) investments and direct obligations of the United States of America or any agency thereof;

                          (ii) investments in certificates of deposit issued by the Agent or certificates of deposit with maturities of less than one year issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett;

                          (iii) investments such as insured money market funds, Eurodollar investment accounts and other similar accounts with the Agent or such investments with maturities of less than ninety (90) days at other commercial banks in the United States having capital and surplus in excess of $500,000,000 and having a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett;

                          (iv) investments in the Subsidiaries (other than Guarantor) existing on the Effective Date; and

                          (v)     Borrower's investments in Guarantor.

                 (l)      Change of Control.  Borrower will not permit Clayton
         W. Williams, Jr. and his affiliates, in the aggregate, to ever own, of record or beneficially, less than 20% of the outstanding voting securities of CWE. Failure to comply with this covenant shall (i) immediately relieve the Banks of any further commitment to advance funds under the Revolving Commitment, and (ii) result in the entire amount of principal and interest due on the Notes to be accelerated so that the entire balance thereof shall be due and payable on or before one hundred twenty (120) days after the date the Agent first receives notice that such a change of control has occurred.

                 (m) Minimum Tangible Net Worth. For each calendar quarter hereafter during the remaining term of the Revolving Commitment, the Williams Consolidated Entities' Tangible Net Worth shall never be less than $30,000,000 plus an amount equal to 50% of the Williams Consolidated Entities' Net Income (without reduction for losses) for each calendar quarter after December 31, 1995 on a cumulative basis.

                 (n) Subordinated Debt. Borrower will not (i) amend or enter into any agreement to amend or otherwise change the Subordinated Loan Agreement, Subordination Agreement or any agreement executed in connection therewith or (ii) fail to comply in any respect with the provisions of the Subordination Agreement.

         14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                 (a) Borrower shall fail to pay when due or declared due the principal of or interest on the Notes or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement or any other Security Instrument (but Borrower shall have a grace period of three (3) days following an applicable due date during which to correct a delinquency in payment); or

                 (b) Any representation or warranty made by Borrower or Guarantor under this Agreement, or in any certificate or statement furnished or made to any Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or Guarantor under any Security Instrument, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, and such default shall continue for more than ten (10) days after notice from Agent;

                 (c) Default shall be made in the due observance or performance of any of the covenants or agreements of Borrower or Guarantor contained in the Security

         Instruments, including this Agreement, and such default shall continue for more than ten (10) days after notice from Agent; provided, however, that a default under Section 13(l) of this Agreement shall not become an Event of Default under this Section 14 unless Borrower fails to pay the outstanding balance on the Notes within the 120 day period specified therein; or

                 (d) Default shall be made in respect of any obligation for borrowed money owed by Borrower or Guarantor in excess of $1,000,000, other than the Notes, (directly, by assumption, as guarantor or otherwise), including without limitation, the Subordinated Debt, or any obligations in excess of $1,000,000 secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or Guarantor or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

                 (e) Borrower or Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to either of them or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against either of them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action authorizing the foregoing; or

                 (f) An involuntary case or other proceeding, shall be commenced against Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to either of them or their debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of either of them or any substantial part of their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Borrower or Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

                 (g) A final judgment or order for the payment of money in excess of $1,000,000.00 (or judgments or orders aggregating in excess of $1,000,000.00) shall be rendered against Borrower or Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

                 (h) In the event the aggregate principal amount outstanding under the Notes shall at any time exceed the Borrowing Base established for the Notes,

         Borrower shall fail to provide such additional Collateral or prepay the principal of such Notes in compliance with the provisions of
         Section 9(b) hereof.

         Upon occurrence of any Event of Default specified in Subsections 14(e) and (f) hereof, the Revolving Commitment shall terminate and the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Majority Banks may by notice from Agent to Borrower, terminate the Revolving Commitment and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower under the Notes and the Security Instrument, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Security Instrument, including this Agreement or the Notes. Any amount set-off by either of the Banks shall be applied against the indebtedness owed the Banks by Borrower pursuant to the provisions of Section 16 of this Agreement. The Banks agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section 14 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

         15. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Security Instruments, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         16. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any of the other Loan Documents and instruments referred to herein must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER AND GUARANTOR: c/o Clayton Williams Energy, Inc., Six Desta Drive, Suite 6500, Midland, Texas 79705, Attention: Paul Latham, Executive Vice President; (b) AGENT: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Attention: Reed V. Thompson, Vice President; (c) PARIBAS:
Banque Paribas, 1200 Smith Street, Suite 3100, Houston, Texas 77002, Attention:
Brian Malone, Vice President; (d) FNB: First National Bank of Chicago, One First National Plaza, Suite 0634, Chicago, Illinois 60670, Attention: John Bierne. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 16. Upon receipt by Agent of any such notice, Agent shall promptly provide copies of such notice or notices to the Banks.

         17.     THE AGENT AND THE BANKS.

                 (a) Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Bank One and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Bank One and any successor Agent in its capacity as a Bank. Bank One and any successor Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrower, and any person which may do business with Borrower, all as if Bank One and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks. Each Bank shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of Borrower to Banks from time to time.

                 (b) Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

                 (c) Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Collateral or any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

                 (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Borrower, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent has been so appointed by all Banks (and approved by Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which appointment shall require the approval of Borrower only if a party other than one of the other Banks is so appointed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent,
         (i) the provisions of this Section 17 shall continue in effect for its benefit in respect to any actions take or omitted to be taken by it while it was acting as Agent, and (ii) any Collateral held in possession of the retiring Agent shall be delivered to the successor Agent.

                 (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that a default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

                 Agent shall not be responsible to Banks for any recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Collateral or any of the Loan Documents or for any failure by Borrower to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                 The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower or any of their shareholders or other creditors. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

                 Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, that Agent shall not (A) without the consent of all Banks (i) amend the Loan Documents to (x) change the method of computing interest so as to decrease the interest payable on the Notes, (y) increase or decrease the principal amount of the Notes, (z) extend the Maturity Date; or (ii) waive any default under the Loan Documents; or (iii) make a redetermination of the Borrowing Base; or (iv) defer the date for payment of principal interest or any fee; or (v) make any changes in the fees payable hereunder (except the Agency fee which does not require the consent of the Banks other than the Agent); or (vi) release any guaranty; or
         (vii) make any change in the definition of Majority Banks; or (viii) make any change in the number of Banks required to take any action under this Agreement; or (ix) make any change in Sections 7(b) or 13(n) of this Agreement; or (x) make any change in the Subordination Agreement; and (B) without the consent of Majority Banks (i) make any other amendment to the Loan Documents; or (ii) accelerate the outstanding balance due on the Notes. Agent shall have the right and authority without necessity of notice or liability to the Banks to release Collateral, if 100% of the net proceeds from the sale of such Collateral, after payment of superior lien indebtedness and taxes relating thereto, is paid to Agent for the ratable benefit of the Banks as a prepayment of the Notes; provided, however, that Agent's right to release Collateral hereunder shall be limited to releases of Collateral the net sale proceeds of which shall not exceed, in the aggregate, on an annual basis, $5,000,000.00. For purposes of this paragraph, a Bank shall be deemed to have consented to any such action by the Agent upon the passage of ten (10) Business Days after written notice thereof is given to such Bank in accordance with Section 16 hereof, unless such Bank shall have previously given Agent notice, complying with the provision of Section 16 hereof, to the contrary. Agent shall have no liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent.

                 (g) Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrower while the Notes is outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Other than as provided in this Agreement, Agent shall have no duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of Agent.

                 (h) Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. THE PARTIES INTEND THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT THE BANK FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT SUCH NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LOSS, COST, LIABILITY, DAMAGE OR EXPENSE INDEMNIFIED AGAINST IN THIS PARAGRAPH.

                 (i) Benefit of Section 17. The agreements contained in this Section 17 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, Borrower, any affiliate of Borrower or any other person.

                 (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrower and collections by Banks (including offsets) on account of the principal of and interest on the Notes and fees payable by Borrower shall be made pro rata to Banks according to the then ownership interest of each Bank in loans to Borrower under this Agreement. Upon receipt of a request for disbursement by Borrower under the Revolving Commitment, Agent shall notify Banks of such request or draft and the requested disbursement date or payment date, whereupon each Bank shall fund to Agent its pro rata share of the loan requested by Borrower at such time and in such manner as to reasonably permit the disbursement by Agent to Borrower on the disbursement date requested.

                 (k) Interests of Banks. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and Borrower each recognize that the respective obligations of Banks under the Revolving Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under this Agreement, including, without limitation, the Notes, liens and security interests in the Collateral, fees and payments of principal and interest by Borrower under the Revolving Commitment in the proportion that each Banks' Commitment Percentage bears to the total of all of such loan commitments of all Banks taken in the aggregate. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest.

                 (l)      Failure By Any Bank to Provide Funds to Agent.

                          (i)     Unless a Bank has determined that in
                 accordance with the provisions of this Agreement it is not obligated to fund its share of a borrowing hereunder prior to 1:00 p.m., Dallas, Texas time, on the requested date of disbursement, Agent may assume that each Bank has made its pro rata share of the Borrowing available to Agent on such date and Agent may, in reliance upon such assumption (but shall not be required to) make available to Borrower a corresponding amount. If Agent has made such amount available to Borrower and if such corresponding amount is not in fact made available to Agent by any such Bank, Agent shall be entitled on demand to receive such amount from such Bank (or if such Bank fails to pay such amount forthwith upon demand, to recover such amount from Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date Agent recovers such amount at the Base Rate.

                          (ii) If any Bank shall fail or refuse to fund its pro rata share of a requested disbursement for any reason (hereinafter called the "Under-Funded Bank(s)") and other Bank or Banks fund their own pro rata shares of such requested disbursement (hereinafter called the "Fully-Funded Bank(s)") so that Banks are out-of-balance to the extent of the unfunded share of a requested advance (hereinafter called the "Out-of-Balance"), if the refusal to fund by Under Funded Banks was:

                                  (1) in accordance with the provisions of this Agreement, then in lieu of the pro rata distribution of payments thereafter received and collections thereafter made as specified in Section 17(j) hereof, Agent is authorized and directed by Banks to thereafter make distributions of such payments and collections on account of the principal of and interest on the Notes and fees paid by Borrower to Banks pro rata on the basis of principal sums funded by each Bank under the Revolving Commitment.

                                  (2)      not in accordance with the
                          provisions of this Agreement, then notwithstanding the provisions of Section 17(j) hereof and in addition to any other rights and remedies which the Fully-Funded Bank(s) may have as against the Under-Funded Bank(s), Agent shall as to subsequent payments or recoveries (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on the Notes, distribute first to the Fully-Funded Bank(s) (pro rata if more than one Fully-Funded Bank) until any such Out-of-Balance is discharged, then pro rata among all Banks in accordance with Section 17(j).

         18. EXPENSES. Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, and (ii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         19. INDEMNITY. The Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes, provided that the Borrowers shall have no obligation under this Section 19 to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Banks. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party.

         THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION 19 TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         20. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND

INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE.

         21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate and in the event the Banks ever receive, collect or apply as interest any such excess, or if an acceleration of the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Notes is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the Maximum Rate.

         23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

         24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Security Instruments, the terms or provisions contained in this Agreement shall be controlling.

         26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Security Instrument, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations hereunder.

         28.     ASSIGNMENT BY BANKS.  Subject to the provisions of this
Section 28, no assignment or participation of all or any part of the Revolving Commitment shall be made by Banks, or any of them, without the prior consent of Banks and Borrower, unless such assignment or participation is made to a bank or other entity wholly or substantially owned by the parent company of the assignor. Under no circumstances shall Banks or Borrower unreasonably withhold or unreasonably delay their consent to any proposed assignment or participation. The restrictions of this Section 28 as to assignments or participations shall not be applicable if: (i) the proposed assignment or participation is required by law, or is necessary to prevent or to cure a violation of law, or is required by law, or is necessary to prevent or to cure a violation of law, or is required by any regulatory agency; (ii) the Revolving Commitment is in default; (iii) the Revolving Commitment (or the assignor's portion thereof) is transferred or assigned as part of a transaction in which all or substantially all of the assets of the stock of the assignor are transferred; or, (iv) any such assignment or participation is in conformance with the assignor's internal policies and practices, consistently applied with respect to loan limits to borrowers. In addition, Borrower and Agent, jointly, may require any Bank to assign all or may request any Bank to assign any part of its interest provided that all Banks other than the Bank being required to assign must first approve of the assignee bank and further approve of any proposed increase in any Bank's percentage ownership herein as a result of any such proposed assignment; provided, however, that the Bank that is required to assign all of its interest in accordance with this Section 28 shall be paid in full all of the obligations ratably owed it under the Notes and this Agreement. A permitted assignment hereunder shall become effective upon the assignor Bank and the assignee Bank furnishing to Agent a supplemental signature page, duly executed in a form satisfactory to Agent. From and after the effective date of an assignment hereunder, the assignor Bank shall have no further right, title, benefit and interest and shall have no duties and responsibilities hereunder to the extent of the interest thus assigned; and, the assignee Bank shall have all right, title, benefit and interest and shall assume all duties and responsibilities hereunder to the extent of the interest acquired hereunder.

         29. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         30.     WRITTEN CONSENT.   The Guarantor is executing this Fifth
Restated Loan Agreement in its capacity as Guarantor for the purpose of acknowledging the existence of the Fifth Restated Loan Agreement, consenting to the execution thereof by the Borrower and reaffirming its guaranty of the obligations of Borrower to Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWER:
                                        --------

                                        CLAYTON WILLIAMS ENERGY, INC.



                                        By:      /s/ L. Paul Latham
                                           ------------------------------------
                                                 L. Paul Latham
                                                 Executive Vice President

                                        WARRIOR GAS CO.



                                        By:      /s/ L. Paul Latham
                                           ------------------------------------
                                                 L. Paul Latham
                                                 Vice President

                                        GUARANTOR:
                                        ---------

                                        CWEI ACQUISITIONS, INC.



                                        By:      /s/ L. Paul Latham
                                           ------------------------------------
                                                 L. Paul Latham
                                                 Vice President

                                        BANKS:
                                        -----

                                        BANK ONE, TEXAS, N.A.,
                                        a national banking association



                                        By:      /s/ Reed V. Thompson
                                           ------------------------------------
                                                 Reed V. Thompson
                                                 Vice President

                                        THE FIRST NATIONAL BANK OF CHICAGO
                                        a national banking association



                                        By:      /s/ Ronald L. Dierker
                                           ------------------------------------
                                                 Ronald L. Dierker,
                                                 Attorney-In-Fact

                                        BANQUE PARIBAS,
                                        a French banking corporation



                                        By:      /s/ Barton D. Schouest
                                           ------------------------------------
                                                 Barton D. Schouest,
                                                 Group Vice President



                                        By:         /s/ Mark Green
                                           ------------------------------------
                                        Name:           Mark Green
                                             ----------------------------------
                                        Title:         Vice President
                                              ---------------------------------


                                        AGENT:

                                        BANK ONE, TEXAS, N.A.,
                                        a national banking association



                                        By:      /s/ Reed V. Thompson
                                           ------------------------------------
                                             Reed V. Thompson, Vice President

                                  EXHIBIT "A"


                              NOTICE OF BORROWING


         The undersigned hereby certifies that he is the ____________________ of _________________, a ________________ corporation ("Borrower"), and that as such he is authorized to executed this Notice of Borrowing on behalf of Borrower. With reference to that certain Fifth Restated Loan Agreement, dated July 18, 1996, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into among Borrower, Bank One, Texas, N.A., Banque Paribas and The First National Bank of Chicago ("Banks"), and Bank One, Texas, N.A. as Agent ("Agent"), the undersigned further certifies, represents and warrants on behalf of Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                 (a) Borrower requests that the Banks advance Borrower the aggregate sum of $_____________________ by no later than _______________________, 19___. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_________________________________.

                 (b)      Type of Advance:  [Base Rate or Eurodollar Loan].

                 (c)      Eurodollar Loan - Interest Period of _________ days.

                 (d) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Event of Default.

                 (e) Borrower has performed and complied with all agreements and conditions contained in the Loan Documents which are required to be performed or complied with by Borrower before or on the date hereof.

                 (f) The representations and warranties contained in the Agreement and in the other Loan Documents (excluding, however, the representations and warranties set forth in Sections 10(h) and 10(s) as to any matter which has theretofore been disclosed in writing by Borrowers to Banks, but as to which Borrower and Guarantor hereby represent and warrant that as of the date hereof the matters so disclosed are not reasonably expected to have a Material Adverse Effect) are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

         EXECUTED AND DELIVERED this _______ day of ___________________, 19____.

                                            [Borrower]
                                            ------------------------------------


                                            By:
                                            ------------------------------------
                                            Name:
                                            ------------------------------------

                                  EXHIBIT "B"


                                    RENEWAL
                                 REVOLVING NOTE


$50,000,000.00                    Dallas, Texas                    July 18, 1996

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of BANK ONE, TEXAS, N.A. (the "Payee"), at its offices at 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Fifth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Payee, Banque Paribas, FNB and Payee as Agent (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. Payment Terms. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

                 (a) Interest shall be due and payable as provided in the Agreement;

                 (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. Disbursement and Prepayment. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. Benefits. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. Security. The payment of this Note is secured by Collateral more particularly described in the Agreement.


         5. Acceleration of Maturity. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. Waiver. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. Attorneys' Fees. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                                   BORROWERS:
                                   ---------

                                   CLAYTON WILLIAMS ENERGY, INC.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Executive Vice President

                                   WARRIOR GAS CO.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Vice President

                                 EXHIBIT "B-1"


                                    RENEWAL
                                 REVOLVING NOTE


$25,000,000.00                   Dallas, Texas                     July 18, 1996

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of BANQUE PARIBAS (the "Payee"), at the office of BANK ONE, TEXAS, N.A. ("Agent"), 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Fifth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Payee, Agent and FNB (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. Payment Terms. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

                 (a) Interest shall be due and payable as provided in the Agreement;

                 (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. Disbursement and Prepayment. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. Benefits. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. Security. The payment of this Note is secured by Collateral more particularly described in the Agreement.


         5. Acceleration of Maturity. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. Waiver. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. Attorneys' Fees. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                                   BORROWERS:
                                   ---------

                                   CLAYTON WILLIAMS ENERGY, INC.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Executive Vice President

                                   WARRIOR GAS CO.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Vice President

                                 EXHIBIT "B-2"


                                    RENEWAL
                                 REVOLVING NOTE


$25,000,000.00                   Dallas, Texas                     July 18, 1996

         FOR VALUE RECEIVED, the undersigned, Clayton Williams Energy, Inc., a Delaware corporation and Warrior Gas Co., a Texas corporation (the "Borrowers") hereby jointly and severally promise to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Payee"), at the office of BANK ONE, TEXAS, N.A. ("Agent"), 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or, if less than such amount, the aggregate unpaid principal amount of all Advances made by Payee to Borrowers hereunder in accordance with the terms of that certain Fifth Restated Loan Agreement, dated as of even date herewith, entered into among Borrowers, Payee, Agent and Banque Paribas (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"), and Borrowers further promise to pay interest to Payee at such office or other place, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in the Agreement. All terms defined in the Agreement shall have the same meaning when used herein.

         1. Payment Terms. The principal of, and all accrued interest upon, this Note shall be due and payable in the amounts and at the times stated in the Agreement as follows:

                 (a) Interest shall be due and payable as provided in the Agreement;

                 (b) The entire unpaid principal amount of this Note shall be due and payable on the Maturity Date.

         2. Disbursement and Prepayment. Payee may disburse the principal of this Note to Borrowers in one or more Advances from time to time in accordance with the Agreement. Borrowers shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement. Borrowers may borrow, repay and reborrow under this Note in accordance with the terms of the Agreement. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Agreement subsequent to each such occurrence.

         3. Benefits. This Note is the Note referred to in the Agreement, and Agent and the holder(s) hereof are entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrowers to pay the principal of, interest on and any additional payment in connection with this Note when due.

         4. Security. The payment of this Note is secured by Collateral more particularly described in the Agreement.


         5. Acceleration of Maturity. Upon the occurrence of an Event of Default under the Agreement, Banks may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrowers hereby expressly waive, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrowers grant to each Bank the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of each Bank to Borrowers and all money or property in the possession of any Bank held for or owed to Borrowers.

         6. Waiver. Except as otherwise expressly provided herein or in the other Loan Documents, Borrowers and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for Agent or any holder hereof, in order to enforce payment of this Note by Agent or such holder, to first institute suit or exhaust its rights against Borrowers or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         7. Attorneys' Fees. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrowers agree to pay reasonable attorneys fees and all other collection costs incurred by Agent and the holder(s) of this Note.

         8. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

         9. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first herein written.

                                   BORROWERS:
                                   ---------

                                   CLAYTON WILLIAMS ENERGY, INC.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Executive Vice President

                                   WARRIOR GAS CO.



                                   By:
                                      -----------------------------------------
                                            L. Paul Latham
                                            Vice President

                                  EXHIBIT "C"


                              FINANCIAL CONDITION


                                      NONE

                                  EXHIBIT "D"


                                  LIABILITIES

                                      NONE

                                  EXHIBIT "E"


                                   LITIGATION

                                      NONE

                                  EXHIBIT "F"


                             ENVIRONMENTAL MATTERS

                                      NONE